SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by Registrant [X]
Filed by a Party other than Registrant [  ]

Check the Appropriate Box:
[X]     Preliminary Proxy Statement
[ ]     Confidential, for use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     USCI, INC.
     (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):
[X]     No Fee Required.
[ ]     Fee computed on table below per Exchange Act
        Rules 14a-6(i)(4) and 0-11.
        1)      Title of each class of securities to which transaction
                applies:
        2)      Aggregate number of securities to which transaction
                applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
        4)      Proposed maximum aggregate value of transaction:
        5)      Total fee paid:
[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

             1)      Amount Previously Paid:
             2)      Form, Schedule or Registration Statement No.:
             3)      Filing Party:
             4)      Date Filed:

                   Copies of all communications to:
                       LEONARD R. GLASS, ESQ.
                 Law Offices of Leonard R. Glass, P.A.
                     45 Central Ave, P.O. Box 579
                   Tenafly, New Jersey 07670-0579
                           (201) 894-9300

USCI, INC.
6115-A Jimmy Carter Boulevard
Norcross, Georgia  30071

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of USCI, Inc.
Notice is hereby given that the Annual Meeting of Stockholders of USCI, Inc. (the "Company") will be held at the Grand Hyatt Hotel, 3300 Peachtree Rd., Atlanta, Georgia, on September __, 1998 at 9:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

	1.	To elect as directors the five (5) persons listed in the
accompanying Proxy Statement;

2. To amend the Company's Certificate of Incorporation to provide for the authorization of 1,000,000 additional shares of Preferred
Stock;

3. To ratify the private placement of $5.5 million Unsecured Notes and Stock Purchase Warrants;

4. To ratify the private placement of up to $15 million of 6%
Convertible Preferred Stock and Stock Purchase Warrants;

5. To approve an amendment to the Company's 1997 Stock Option Plan to increase by 1,000,000 shares the number of shares that may be issued pursuant to the Plan;

6. To approve the Company's 1998 Employee Stock Purchase Plan;

7. To ratify the appointment of Arthur Andersen LLP as the independent accountants of the Company for the fiscal year ending
December 31, 1998; and

8. To consider and transact any other business that may lawfully come before the meeting or any adjournment thereof.

	The Board of Directors has fixed the close of business on August 24, 1998 as the record date for the determination of stockholders entitled to vote at the Meeting and to receive notice thereof. Accordingly, only stockholders of record on such date will be entitled to vote at the meeting.
 The stock transfer books of the Company will not be closed.

	Please sign the enclosed proxy and return it in the enclosed envelope.

						By Order of the Board of Directors

						Bruce A. Hahn, Chairman
September __, 1998
Mailed at Norcross, Georgia
	IMPORTANT
STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED, A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES. YOU ARE ENTITLED TO REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY WRITTEN NOTICE TO THE COMPANY. ALSO, IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

PROXY STATEMENT

1998 ANNUAL MEETING OF STOCKHOLDERS OF
USCI, INC.
TO BE HELD SEPTEMBER __, 1998

Approximate Date of Mailing to Stockholders:
August __, 1998


TIME AND PLACE OF MEETING

	This Proxy Statement is furnished to stockholders by the Board of Directors of USCI, Inc., a Delaware corporation (the "Company"), for solicitation of Proxies for use at the 1998 Annual Meeting of Stockholders to be held on September __, 1998 at 9:00 a.m., and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting.

	The Company's principal executive offices are located at 6115-A Jimmy Carter Boulevard, Norcross, Georgia 30071 (770-840-8888).

	Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any stockholder giving a proxy in such form has the power to revoke it at any time before it is exercised by filing a later proxy with the Company, by attending the meeting and voting in person, or by notifying the Company of the revocation in writing to its Secretary at 6115-A Jimmy Carter Boulevard, Norcross, Georgia 30071. Any such proxy, if received in time for voting and not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxy. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

	VOTING RIGHTS AND VOTE REQUIRED

	As of August 24, 1998 (the "Record Date"), the Company had outstanding and entitled to vote ___________shares of Common Stock (the "Common Stock").
 There is no other class of Common Stock of the Company outstanding. Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each outstanding share entitles the record holder to one (1) vote on the matters to be voted upon at the meeting. The stock transfer books will not be closed for the purposes of such vote.

	In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available and open to examination by any stockholder for any purpose germane to the Annual Meeting at the Grand Hyatt Hotel, 3300 Peachtree Rd., Atlanta, Georgia on August 24, 1998, and for ten days prior to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m. at the office of the Company at 6115-A Jimmy Carter Boulevard, Norcross, Georgia 30071.

	The holders of a majority of interest of all Common Stock issued, outstanding and entitled to vote at a stockholders' meeting, present in person or by proxy, constitute a quorum pursuant to the Company's By-laws. In the absence of a quorum, the Annual Meeting may be postponed from time to time until stockholders holding the requisite amount are present or represented by proxy.

	Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

	A plurality of the votes duly cast is required for the election of Directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker "non-votes" are not counted for purposes of the election of Directors.

	The affirmative vote by the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required to approve any other matter to be acted upon at the Annual Meeting. An abstention is counted as a vote against and a broker "non-vote" is not counted for purposes of approving other matters to be acted upon at the Annual Meeting.


Security Ownership of Certain Beneficial Owners

	The following table sets forth certain information as of March 24, 1998 with respect to the Common Stock beneficially owned by each Director and Nominee for Director, by each Named Executive Officer, by all of the Directors and Executive Officers of the Company as a group, and by each person known by the management of the Company to own beneficially more than five (5%) percent of the outstanding shares of the Common Stock.

Name and Address                Number of Shares                 Percentage
of Beneficial Owner             Beneficially Owned (1)           of Class (2)
Bruce A. Hahn
6115A Jimmy Carter Blvd.
Norcross GA                            1,227,242 (3)                      11.3%
Edgar Puthuff                            210,520 (4)                       2.3%
Jerome S. Baron                          115,776 (5)                       1.9%
Salvatore T. DiMascio                     52,000 (6)                        *
Stephen E. Pazian                         25,000 (7)                        *
Robert J. Kostrinsky                     229,067 (8)                       2.1%
Basil H. Ford                             23,100 (9)                        *
Mario H. Martinez                        256,000 (10)                      2.3%
All directors and executive
officers as a group
(eight persons)                       2,138,705 (11)                     18.7%

 *  Less than 1%.
(1) Unless otherwise indicated, each beneficial owner has both sole voting and sole investment power with respect to the shares beneficially owned by such person, entity or group.  The number of shares shown as beneficially owned include all options, warrants and convertible securities held by such person, entity or group which are exercisable or convertible within 60 days of March 24, 1998.
(2) The percentages of beneficial ownership as to each person, entity or group assume the exercise or conversion of all options, warrants and convertible securities held by such person, entity or group which are exercisable or convertible within 60 days, but not the exercise or conversion of options, warrants and convertible securities held by others shown in the table.
(3) Includes 153,437 shares issuable upon the exercise of currently exercisable options at $3.80 per share
(118,437 shares) and $6.00 per share (35,000 shares) and 110,000 shares held by members of Mr. Hahn's immediate family.
(4) Includes 93,743 shares issuable upon the exercise of currently exercisable options, at $4.25 (25,000 shares),$4.43 (39,479 shares), $6.00 (4,264) and $8.25 (25,000 shares) per share; also includes 54,138 shares held by the Puthuff Littleton & Smith, Inc. Pension and Profit Sharing Plan, of which Mr. Puthuff is the trustee, and 20,000 shares issuable upon the exercise of currently exercisable options at $5.75 per share held by Puthuff Littleton & Smith, Inc., of which Mr. Puthuff is a principal.
(5) Includes 91,870 shares issuable upon the exercise of currently exercisable options, at $4.43 (39,479 shares), $4.25 (25,000 shares), $6.00 (2,391 shares) and $8.25 (25,000 shares) per share.
(6) Includes 50,000 shares issuable upon the exercise of currently exercisable options, at $4.25 (25,000 shares) and $6.75 (25,000 shares) per share.
(7) Includes 25,000 shares issuable upon the exercise of currently exercisable options, at $6.25 per share.
(8) Includes 64,567 shares issuable upon the exercise of currently exercisable options at $3.80 (59,217 shares) and $6.00 (5,350 shares) per share.
(9) Includes 10,000 shares issuable upon the exercise of currently exercisable options at $8.25 per share.
(10) Includes 255,000 shares issuable upon the exercise of currently exercisable options at $3.50 per share.
(11) Includes the shares described in footnotes (3) through (10) above.


	PROPOSAL 1:

	ELECTION OF DIRECTORS

	Unless the authority to do so is withheld, the enclosed Proxy will be voted for the election of the Nominees named below to hold office until the next Annual Meeting of the Stockholders and until their successors shall be duly elected and qualified. In the event any of the Nominees should be unwilling or unable to serve as a Director, the Proxy will be voted for such substitute Nominee as the Board of Directors may designate or in the absence of such designation in accordance with the best judgment of the person or persons acting under the Proxy.
Management is not aware of any Nominee who is unable or will decline to serve as a Director.

	The following table sets forth the name and age of each Nominee, the period during which he has served as Director and the other capacities in which he currently serves the Company:

						Period
						Served as	Other Capacities in which
	Name				Age	Director		Currently Serving
	Bruce A. Hahn			49	Since May 1995		Chairman and
									Chief Executive Officer
	Edgar Puthuff (1)(2)		62	Since May 1995		None
	Jerome S. Baron (1)(3)		71	Since May 1995		None
	Salvatore T. DiMascio (2)(3)	58	Since July 1996	None
	Stephen Pazian			49	Since October 1997	None
	____________________

	(1) 	Current member of the Compensation and Personnel Committee.
	(2)	Current member of the Finance Committee.
(3) Current member of the Audit Committee.

Bruce A. Hahn has been a director of U.S. Communications, Inc. since its inception in January 1991, its Chairman since November 1991 and Chief Executive Officer since December 1992. He has held the same positions with the Company since the completion of the merger with Trinity Six Inc. in May 1995.

Edgar R. Puthuff has been a director of U.S. Communications, Inc. since June 1992 and a director of the Company since May 1995. Mr. Puthuff has been Chairman of Puthuff Littleton & Smith, Inc. (formerly Miller Puthuff Associates, Inc.), a sales/marketing representative for major accounts such as Kmart Corporation, for more than 20 years. Mr. Puthuff is also currently a director of General Energy Corp., and served briefly as director of International Consumer Brands, Inc.

Jerome S. Baron has been a director of U.S. Communications, Inc. since December 1993 and a director of the Company since May 1995. Mr. Baron is President of Brean Murray & Co., Inc., a New York Stock Exchange and American Stock Exchange member firm. Mr. Baron is also a director of CAS Medical Systems, Inc., a public company engaged in the manufacture and marketing of blood pressure monitors and other medical products principally for the neonatal care market.

Salvatore T. DiMascio became a director of the Company in July 1996. Since 1986, Mr. DiMascio has been President of DiMascio Venture Management, Inc., a management and investment firm. From June 1994 until June 1997, Mr. DiMascio was Executive Vice President and Chief Financial Officer of Anchor Gaming, a publicly held diversified gaming company. From 1978 to 1986, Mr. DiMascio was Senior Vice President and Chief Financial Officer of Conair Corporation. Mr. DiMascio is also a director of Fotoball U.S.A., a public company which develops and manufactures custom sports related products, and H.E.R.C. Products, Inc., a public company in the water treatment business. Mr. DiMascio is a certified public accountant.

Stephen E. Pazian became a director of the Company in October 1997. He is currently the Chief Executive Officer and President of Edison Enterprises, a division of Edison International engaged in the provision of various commercial and residential products and services. From 1996 to 1997 Mr. Pazian was President of Ameritech Security Monitoring Services with responsibility for strategic management and business development. From 1988 to 1996 Mr. Pazian was an officer at Bell South Corporation, serving from 1989 to 1996 as President and Chief Executive Officer of MobileComm., Bell South's paging and voice-messaging company.
 From 1986 to 1988, Mr. Pazian was a Vice President, and then Executive Vice President, at Bell Atlantic Mobile Systems.

	During the fiscal year ended December 31, 1997, the Board of Directors held six meetings. Except for Edgar Puthuff, who was unable to attend one meeting, each Director participated in all meetings held during his term of office.

	There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.


Committees of the Board

	Compensation and Personnel Committee. The Compensation and Personnel Committee of the Board of Directors consists of Messrs. Baron and Puthuff and acts upon the compensation of the executive officers of the Company and such other persons as are determined by the Board of Directors and administers the Company's stock option plans and stock purchase plan. During the fiscal year ended December 31, 1997, the Compensation Committee held three meetings.

	Audit Committee. The Audit Committee is comprised of Messrs. Baron and DiMascio. The Audit Committee meets with management to consider the adequacy of the Company's internal controls and the objectivity of financial reporting; the committee also meets with the independent auditors and with appropriate Company financial personnel about these matters. The committee recommends to the Board the appointment of the independent auditors, subject to ratification by the stockholders at the Annual Meeting. The independent auditors have unrestricted access to the Committee. During the fiscal year ended December 31, 1997, the Audit Committee held two meetings.

	Finance Committee. The Finance Committee is comprised of Messrs. DiMascio and Puthuff and is responsible for making recommendations to the Board concerning investment policy and methods of financing the operations of the Company and its subsidiaries and evaluating new business and investment opportunities. During the fiscal year ended December 31, 1997, the Finance Committee held three meetings.

Directors' Compensation

	Directors of the Company who are employees do not receive remuneration for services as directors. Directors who are not employees receive options to purchase shares of the Company's Common Stock, in an amount determined annually by the Board of Directors, as compensation for services rendered as directors, plus reimbursement of out-of-pocket expenses for each meeting attended. In March 1997, the Company granted five year options to purchase 25,000 shares at $4.25 per share to each of Messrs. Baron, DiMascio and Puthuff as directors' fees for 1997. The options vest in March 1998. In October 1997, the Company granted five year options to purchase 25,000 shares at $6.25 per share to Mr. Pazian as his director's fee for 1997. These options vested on the grant date.

	The Board of Directors does not have a nominating committee.

	All members of the committees of the Board of Directors attended all of their respective committee meetings.

Executive Officers

	The following table sets forth the name and age of each executive officer of the Company and the office and period during which he has held such office.

										Period Served
	Name                 	Age	Office                             	as Officer
	Bruce A. Hahn		48	Chairman, Chief Executive Officer	Since May 1995
	Mario Martinez		38	President; Chief Operating Officer	Since August 1997
	Robert J. Kostrinsky	39	Executive Vice President; Chief	Since May 1995
					Financial Officer; Treasurer
	Basil H. Ford		53	Vice President - Corporate Development Since June 1996
					and Investor Relations; Secretary
	Albert T. Bodamer	35	Senior Vice President - Ameritel      Since February 1997
					Communications, Inc.

	Currently, there is no fixed term of office for any executive officer. Each person selected to become an executive officer has consented to act as such and there are no arrangements or understandings between the executive officers or any other persons pursuant to which he or she was or is to be selected as an officer.

Mario Martinez joined the Company as President and Chief Operating Officer in August 1997. Mr. Martinez has 14 years experience of general management, sales, marketing and business development in the wireless and wireline telecommunications industries. Prior to joining the Company, Mr. Martinez was President of AT&T Florida, Consumer Markets Division, a division of AT&T, with overall responsibility for AT&T's core consumer long distance business throughout the state of Florida. From November 1992 to June 1994, Mr. Martinez was Managing Director, Wireless Markets, for CSC Intelicom, a division of Computer Sciences Corporation, with responsibility for marketing wireless products in North America and Puerto Rico. From October 1990 to November 1992, Mr. Martinez was Vice President, US Direct Sales, for SkyTel, with responsibility for its direct sales and telemarketing organization and, from June 1984 to October 1990, Director, National Accounts Business Development, for Sprint, Inc.

Robert J. Kostrinsky has been Secretary-Treasurer of U.S. Communications, Inc. since November 1991 and Executive Vice President since November 1994. He has been Executive Vice President and Treasurer of the Company since May 1995, and also served as Secretary of the Company until July 1996. He became Chief Financial Officer in April 1996. Mr. Kostrinsky is a certified public accountant.

Basil H. Ford joined the Company as Vice President - Corporate Development and Investor Relations in June 1996, and became Secretary of the Company in July 1996. From 1993 to 1996, Mr. Ford was employed by Sonoco Products Company, a publicly held multinational packaging company, serving from 1994 to 1996 as Vice President of Investor Relations. From 1982 until its acquisition by Sonoco Products in 1993, Mr. Ford was employed by Engraph Inc., a publicly held packaging company, most recently (1988 to 1993) as Vice President - Investor Relations/Corporate Development/Strategic Planning.

Albert T. Bodamer joined the Company in February 1997 as Senior
Vice President, Ameritel Communications, with responsibility for the Company's non-facilities-based carrier operations. Mr. Bodamer has had substantial experience in the cellular industry. Prior to joining the Company, Mr. Bodamer was Vice President and General Manger for the southern New York region of PriCellular Corp. His previous experience included serving as general manager for resale and paging services at Rochester, New York based Frontier Cellular Corp.

	For a description of the business background of Mr. Hahn, see the text immediately following the table on page 3 of this Proxy Statement.

	EXECUTIVE COMPENSATION

Board Compensation Committee Report on Executive Compensation

	For 1997, decisions regarding executive compensation were made by the Compensation and Personnel Committee (the "Committee), which is currently comprised of two independent non-employee directors. The Committee is charged with establishing and administering the policies and plans which govern compensation for executive officers, including those individuals listed in the compensation tables in this proxy statement. In the case of any executive officers who are also members of the Board of Directors, the Committee makes recommendations which are subject to approval by non-employee members of the Board.

	Compensation Policies. The Company's executive compensation philosophy is to utilize employment agreements with its officers to provide total compensation opportunities which are competitive within the Company's industry and community so that the Company can attract and retain high quality executives and to align the interests of the Company's executives and its stockholders by providing for payment of a significant portion of executive compensation in the form of stock options and commissions based on the Company's sales performance. Thus, the value generated for the Company's stockholders is a key factor in determining the value ultimately received by the executive officers under their employment agreements.

	Base Salary. Base salaries for executive officers are established at levels considered appropriate in light of the scope of the duties and responsibilities for each officer's position. In the Company's three year agreements with its Chief Executive Officer, Chief Operating
Officer and Executive Vice President, increases have been provided in base salary over the term of the Agreement to further protect the Company's vested interest due to their prior service and key strategic roles.

	Commissions/Performance Bonus. Each executive officer's employment agreement provides for the payment of an annual commission or performance bonus based upon the number of net activations of wireless telecommunication devises or cellular telephones processed by the Company in excess of a threshold amount. The use of net activations, is believed by the Committee to be the most objective measurement of executive performance during the current period, where the overriding objective of the Company is to build its business by increasing sales.

	Stock Options. Each executive officer's employment agreement provides for the grant of incentive stock options. Stock options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of the grant. Stock options become exercisable in full in installments over periods of three or more years and have terms of either five or ten years from the date of the grant. Such stock options thus provide incentive for the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's common stock occurs over a specified number of years and the executive officer remains employed for the periods required for the stock options to become exercisable.

	CEO Compensation. During 1997, the Company's most highly compensated officer was Bruce A. Hahn, Chairman of the Board and Chief Executive Officer. Under his employment agreement, Mr. Hahn received a base salary of $200,000 and a commission of $45,819. In addition, options to purchase 39,479 shares of the Company's common stock at $3.80 per share became exercisable by Mr. Hahn as of December 31, 1997. Five-year options to purchase 35,000 shares of the Company's common stock at $6.00 per share were granted to Mr. Hahn in October 1997.

	Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code denies publicly held companies a deduction for compensation paid to a named executive officer in a taxable year to the extent it exceeds $1 million per officer, unless the compensation qualifies as "performance based compensation." The Committee has no present policy in respect of Section 162(m) because compensation paid to any named executive officer of the Company has not approached $1 million.
	The Compensation and Personnel Committee:
	Jerome S. Baron
	Edgar Puthuff

Compensation Tables

	The following summary compensation table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Chief Executive Officer of the Company and the other executive officer of the Company whose total annual salary and bonus exceeded $100,000 ("named executive officers") during the fiscal year ended December 31, 1997.


Summary Compensation Table

                                                                                  Long-Term Compensation
                                                                        -------------------------------------
                                        Annual Compensation                   Awards              Payouts
                                ------------------------------------ -------------------------    -------
                                                        Other      Restricted    Securities                All
                                                        Annual        Stock      Underlying     LTIP      Other
Name and Principal                Salary     Bonus    Compensation    Awards     Options/SARs   Payouts  Compen-
Position                  Year     ($)        ($)         ($)          ($)            (#)         ($)     sation
------------------        ----    ------     ----      -----------   -------     -------------   ------  -------
Bruce A. Hahn (1)         1997     245,819     -         18,000         -            35,000        -         -
Chairman, President       1996     200,266     -         18,000         -             -            -         -
Chief Executive Officer   1995     158,000     -         18,000         -           118,437        -         -

Robert J. Kostrinsky (2)  1997     145,819     -          9,000         -             5,250        -         -
Executive Vice            1996     100,266     -         15,000         -             -            -         -
President, Chief          1995      75,000     -         12,000         -            59,217        -
Financial Officer

(1)  Salary payments include commissions paid pursuant to Mr. Hahn's employment agreement.
Such commissions totaled $45,819, $266 and $0 for the years ended December 31, 1997, 1996 and
1995, respectively.  Mr. Hahn has been Chairman and Chief Executive Officer of U.S.
Communications, Inc since its inception and assumed those positions with the Company upon completion of the Merger with Trinity on May 15, 1995.
(2)  Salary payments include commissions paid pursuant to Mr. Kostrinsky's employment agreement.  Such commissions totalled $55,819, $10,266 and $0 for the years ended December
31, 1997, 1996 and 1995, respectively.


The following table sets forth information concerning option grants and option holdings for the fiscal year ended December 31, 1997 with respect to the named executive officers.
Option/SAR Grants in Last Fiscal Year


                                % of Total                Potential Realizable Value
                        No. of    Options/                  at Assumed Annual Rates
                       Securities   SARs                         of Stock Price    Alternative
                       Underlying Granted to  Exercise or        Appreciation      to (f) & (g)
                        Options/  Employees  Base/Market        for Option Term  ---------------
                         SARs     in Fiscal    Price Expiration ---------------    Grant Date
     Name              Granted(#)    Year     ($/Sh)   Date       5%($)   10%($)  Present Value $
     (a)                 (b)         (c)       (d)     (e)         (f)     (g)         (h)
Bruce A. Hahn          35,000        6.7%   6.00/6.938  10/30/02  99,890   181,055    -

Robert J. Kostrinsky    5,350        1.0%   6.00/6.938  10/30/02  15,269    26,676     -




The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1997 with respect to the named executive officers.



AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                                     Value
                                   Realized
                                    (Market
                                   price at                                  Value of Unexercised in-
                                   exercise                                  the-money options at FY-
                     Shares         less        Number of Securities           End (Market price of
                   acquired on     exercise     Underlying Unexercised       shares at FY-End ($7.00)
Name               exercise(#)     price ($)    Options at FY-End (1)        less exercise price)
----------------   -----------    ----------   --------------------------   ---------------------------
                                               Exercisable  Unexercisable   Exercisable  Unexercisable
                                               -----------  -------------   -----------  -------------
Bruce A. Hahn           -            -          153,437          -           $413,998         -

Robert J. Kostrinsky    -            -           59,752          -           $194,844         -



The Company made no Long-Term Incentive Plan Awards during the fiscal year ended December 31, 1997.

The Company has no defined benefit or actuarial plan.

The Company did not, during the fiscal year ended December 31, 1997, adjust or amend the exercise price of options previously awarded to the named executive officers.

Compensation Committee Interlocks and Insider Participation

	Lawrence Burstein, a member of the Company's Compensation and Personnel committee, until his resignation as a director in September 1997, was an executive officer of Trinity until the Merger in May 1995.

Employment Contracts

In May 1995, Bruce A. Hahn entered into a three-year employment agreement with the Company, effective retroactively to January 1, 1995, and subsequently amended in January 1996, which provided for an annual base salary of $150,000 in 1995, increasing to $200,000 for 1996 and 1997. As additional compensation, Mr. Hahn is entitled to receive a commission of $1.00 per net wireless activation (as defined in the agreement ("NWA")) for NWAs in excess of the first 50,000 and $2.00 per NWA for each NWA in excess of 100,000. Mr. Hahn receives a monthly car allowance of $1,500 and reimbursement of business expenses, and is eligible to participate in any Company sponsored benefit plans. Mr. Hahn also received five-year options, exercisable at $3.80 per share, to purchase an aggregate of 118,437 shares of the Company's Common Stock, all of which are vested.

Robert Kostrinsky's employment agreement with the Company provides for an annual base salary of $75,000 in 1995, increasing to $90,000 for 1996 and 1997. As additional compensation, Mr. Kostrinsky is entitled to receive a commission for the year ended December 31, 1996 of $1.00 per NWA for NWAs in excess of the first 40,000 and $1.50 per NWA for each NWA in excess of 100,000. Mr. Kostrinsky receives a monthly car allowance of $750 and reimbursement of business expenses, and is eligible to participate in any Company sponsored benefit plans. Mr. Kostrinsky also received five-year options, exercisable at $3.80 per share, to purchase an aggregate of 59,217 shares of the Company's Common Stock, all of which are vested.

The employment contracts of Messrs. Hahn and Kostrinsky expired on December 31, 1997 and are being renegotiated.

The Company entered into a three year employment agreement with Mario Martinez ending July 31, 2000 and provides for an annual base salary of $175,000 in the first year, $200,000 in the second year and $225,000 in the final year. As additional compensation, Mr. Martinez is entitled to receive a bonus based on the number of Activations of cellular telephones (including PCS telephones) and pagers by subscribers to the Company's Ameritel services. For each of the three calendar years ending December 31, 1999, the bonus is $0.75 per Activation in excess of 50,000 Activations and $1.25 for each Activation in excess of 100,000 Activations for such year. The bonus in each year for paging Activations is $0.50 per Activation with a minimum bonus in each year of $25,000 and a maximum bonus of $350,000 in 1997, $700,000 in 1998 and $1,250,000 in 1999. Mr. Martinez also receives a monthly car allowance of $1,000 and is eligible to participate in any Company sponsored benefits plans. Mr. Martinez also received five-year options to purchase 325,000 shares of the Company's Common Stock at an exercise price of $3.50 share, of which options covering 150,000 shares became exercisable immediately and options covering 35,000 shares became exercisable on December 31, 1997. The options covering the remaining 140,000 shares become exercisable, in installments of 35,000 shares, on each of December 31, 1998, 1999, 2000 and 2001. Notwithstanding this vesting schedule, for each $2.00 price increase above the $3.50 exercise price of the options in the Company's Common Stock as reported on the Nasdaq National Market system, 20% of the not yet vested options will immediately become exercisable. As of March 24, 1998, 255,000 options are exercisable. In addition, provided he is employed by the Company in August 1, 1998 and August 1, 1999, Mr. Martinez will receive on each date an option to purchase 25,000 shares of the Company's Common Stock, exercisable at a price equal to the last reported sale price of the Common Stock on such date. The agreement further provides for payment to Mr. Martinez, in the event of a change of control of the Company (as defined in the agreement) and the termination of Mr. Martinez' employment within six months prior to or two years following such change in control, of certain termination amounts based on his then current annual salary and bonuses earned prior to termination. In addition, any unvested stock options would vest immediately.

Performance Graph

	The following table shows a comparison of cumulative total return to stockholders for the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Composite Index for the period May 15, 1995 (the date of the Merger with Trinity) through December 31, 1997.

					5/15/95		12/31/95	12/31/96	12/31/97
	USCI, Inc.			100.00		184.52		102.38		132.61
	Peer Composite			100.00		102.60		 90.80		145.94
	Nasdaq Telecom Index		100.00		122.78		125.54		185.85
	Nasdaq Composite		100.00		122.80		151.04		185.39

Assumes $100 invested on May 15, 1995 in USCI Common Stock, and the Peer Composite, the Nasdaq Telecom and the Nasdaq Composite Indices. The USCI Common Stock is quoted on the Nasdaq National Market. Prior to January 10, 1996, the USCI Common Stock was quoted on the Nasdaq OTC Bulletin Board. The May 15, 1995 and December 31, 1995 prices for USCI are the average of the high bid and ask prices on such dates. The Peer Composite is comprised of Airtouch Communications, Inc., Palmer Wireless, Inc. and Vanguard Cellular Systems, Inc. Due to the Company's transition from agent to reseller of wireless communications services, it has elected to change the Peer Composite to the Nasdaq Telecommunications Index.

Board Recommendation

	The Board of Directors recommends that the stockholders vote FOR the election of the nominees named above.


PROPOSAL 2:

AMENDMENT TO INCREASE THE AUTHORIZED
NUMBER OF SHARES OF PREFERRED STOCK

	The Board of Directors has adopted and recommends to the stockholders for approval, an Amendment ("Amendment") to Article FOURTH of the Company's Certificate of Incorporation to increase the number of authorized shares of Preferred Stock to 1,005,000 shares from 5,000.

	The Company's current Certificate of Incorporation provides for 5,000 shares of Preferred Stock, of which 1,000 shares are issued and outstanding, consisting of 500 shares designated as 6% Series A Convertible Preferred Stock and 500 shares designated as 6% Series B Convertible Preferred Stock.
 The proposed Amendment would not change the number of authorized shares of Common Stock.

	As so amended Article FOURTH of the Company's Certificate of Incorporation would read as follows:

	"FOURTH: 	a) The corporation shall be authorized to issue the
following shares:

		Class			Number of Shares		Par Value
		Common		100,000			$.0001
		Preferred		1,005,000			$.01

			b) The Board of Directors shall have authority to establish
series of unissued shares of Preferred Stock by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in the Certificate of Incorporation."

	The proposed amendment would vest in the Board of Directors the authority to designate one or more series of Preferred Stock. Such provisions are often referred to as "blank check" provisions, since they afford the Board of Directors the flexibility, at any time or from time to time, without further shareholder approval, to create one or more series of Preferred Stock and to determine the designations, preferences and limitations of each such series, including, but not limited to, (i) the number of shares, (ii) dividend rights, (iii) voting rights, (iv) conversion privileges, (v) redemption provisions, (vi) sinking fund provisions, (vii) rights upon liquidation, dissolution or winding up of the Company and (viii) other relative rights, preferences and limitations of such series. If the proposed amendment is approved by the shareholders, it will become effective upon filing and recording a Certificate of Amendment to the Company's Certificate of Incorporation.

	If any series of Preferred Stock authorized by the Board provides for dividends, such dividends, when and as declared by the Board of Directors out of any funds legally available therefore, may be cumulative and may have a preference over the Common Stock as to the payment of such dividends. In addition, if any series of Preferred Stock authorized by the Board so provides, in the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each such series of the then outstanding Preferred Stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for Preferred Stock, the liquidation preference of Preferred Stock and other matters, the issuance of Preferred Stock could therefore result in a reduction in the assets available for distribution to the holders of Common Stock in the event of liquidation of the Company. Holders of Common Stock do not have any preemptive rights to acquire Preferred Stock or any other securities of the Company.

Board Recommendation

	The Board of Directors believes that amending the Certificate of Incorporation to permit the Board to authorize the issuance of an additional 1,000,000 shares of preferred stock provides the Company with the flexibility to address potential future financing needs by creating a series of Preferred Stock customized to meet the needs of any particular transaction and market conditions. The Company also could issue Preferred Stock for other corporate purposes such as to raise capital, implement joint ventures or to make acquisitions. In addition, while the proposed amendment to authorize additional shares of preferred stock is not designed to deter or to prevent a change in control, under certain circumstances, the Company could use the Preferred Stock to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company and thereby to protect the continuity of the Company's management. In addition, the issuance of additional Preferred Stock at below market rates would dilute the value of the outstanding securities of the Company. The Company could also privately place such shares with purchasers who might favor the Board of Directors in opposing a hostile takeover bid, although the Company has no present intention to do so. The Company does not currently have any plans, agreements, commitments or understandings with respect to the issuance of Preferred Stock with the exception of the obligation, subject to shareholder ratification, to issue 500 shares of 6% Series C Convertible Preferred Stock to JNC Opportunity Fund Ltd., as described in Proposal 5 below.

	The approval of the proposed Amendment to the Certificate of Incorporation requires the affirmative vote of the holders of shares representing a majority of the outstanding shares of Common Stock and entitled to vote thereon. The Board of Directors recommends that stockholders vote for the Amendment to the Certificate of Incorporation. Unless instructed to the contrary, the enclosed proxy will be voted in favor of the proposed Amendment.


PROPOSAL 3:

RATIFICATION OF THE $5.5 MILLION PRIVATE PLACEMENT OF
UNSECURED NOTES AND WARRANTS

On November 18, 1997, the Company obtained, through direct and private negotiations, unsecured loans in the amount of $4.0 million.. The loans bear interest at 8.5% per annum and were payable on the earlier of December 31, 1997, or completion of the Company's then pending private placement .
As additional consideration for the loans, the Company issued to each of the lenders a five-year warrant exercisable to purchase up to 400,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. On December 30, 1997, the Company issued to each of the lenders an additional five-year warrant to purchase 200,000 shares of Common Stock at $6.00 per share in consideration of the lenders' extension of the due date of the loans until January 31, 1998.

On February 24, 1998, the original agreement between the Company and the lenders was revised to reflect the private sale by the original lenders, George Karfunkel and Michael Karfunkel, of $2 million of the principal amount of the notes at par to Huberfeld Bodner Family Foundation, Inc., and Laura Huberfeld/Naomi Bodner Partnership. The 1,600,000 warrants issued by the Company to George Karfunkel and Michael Karfunkel were cancelled and rescinded together with the $4,000,000 Promissory Notes dated November 18, 1997. The Company issued Convertible Restated Notes as follows: $1,000,000 to George Karfunkel, $1,000,000 to Michael Karfunkel, $1,250,000 to Laura Huberfeld/Naomi Bodner Partnership and $750,000 to Huberfeld Bodner Family Foundation, Inc. and provided that, for each month or portion thereof, from and after November 1, 1997 until the principal of the Convertible Restated Notes and all accrued interest is paid in full, the Company would issue 100,000 Primary Warrants for each $1 million principal amount outstanding under the Convertible Restated Notes. To cover the period from November 1, 1997 through July 31, 1998, the Company issued five-year warrants to purchase 900,000 shares of the Company's Common Stock to each of George Karfunkel and Michael Karfunkel, five-year warrants to purchase 1,125,000 shares to Laura Huberfeld/Naomi Bodner Partnership and five-year warrants to purchase 875,000 shares to Huberfeld Bodner Family Foundation (collectively, the "Primary Warrants"), each Primary Warrant with an exercise price of $5.00, and each providing for the issuance of one warrant ("Secondary Warrants") with the same terms and conditions for each Primary Warrant exercised.

In addition, the agreement provided for the lenders to advance an additional $1.5 million to the Company evidenced by unsecured convertible notes bearing interest at the rate of 10% per annum. Between June 23, 1998 and July 16, 1998, the $1.5 million unsecured convertible notes together with accrued interest were exchanged for 462,637 shares of Common Stock of the Company of which 223,928 shares were issued to George Karfunkel and 238,709 shares were issued to Ace Foundation.

All of the Convertible Restated Notes are unsecured and are due and payable on or before August 1, 1998. The Convertible Restated Notes accrue interest until maturity at the rate of 8% per annum. The principal and accrued interest shall be convertible into shares of Common Stock of the Company at a conversion price equal to the lesser of $5.00 per share or 80% of the average closing sales price of the Common Stock during the last five trading days prior to conversion.

On July 29, 1998, the Company agreed to issue 500 shares of 6% Convertible Preferred Stock in exchange for the Company's $4,000,000 unsecured Convertible Restated Notes due on or before August 1, 1998. The Convertible Preferred Shares are convertible into Common Stock based upon the lesser of
(a) 120% of the average per share market value for the five trading days preceding the conversion date or 85% of the average three lowest market share values during the 25 days prior to the conversion date with a floor of not less than $4.00 per share or a ceiling of not more than $6.00 per share.
 If the Company does not complete a high yield private offering by October 15, 1998, the Convertible Preferred Shares shall be convertible into shares of Common Stock at a conversion price equal to the lesser of $5.00 per share of 80% of the average closing sales price of the Company's Common Stock during the last five trading days prior to conversion.

Each of the parties have agreed that no conversion of any Note, any shares of Convertible Preferred Stock and/or exercise of any warrant shall occur to the extent it causes such person to then be the "beneficial owner", as defined in Section 13(d) of the Exchange Act, of more than 4.99% of the then outstanding Common Stock of the Company.

The Company has included the shares of Common Stock issuable upon exercise of the Primary Warrants, Secondary Warrants and upon conversion of the Notes in a Form S-3 Registration Statement filed by the Company and declared effective by the Securities and Exchange Commission on June 2, 1998.

NASD Requirements

For companies listed on the Nasdaq National Market, Rule 4460(i) requires shareholder approval when a National Market listed company authorizes the issuance of common stock in a private placement equal to 20% or more of the number of shares of common stock of the company outstanding before the issuance at a price which is lower than the higher of book value or market value of the common stock. Accordingly, stockholder approval is required to permit the Company to equal or exceed the 20% limitation with respect to the possible issuance of Common Stock upon conversion of the Convertible Notes and exercise of the Warrants, and the possible issuance of Common Stock upon conversion of the Convertible Preferred Stock issuable upon conversion of the Convertible Restated Notes issued in connection with the loan transactions.

In the event that the shareholders fail to ratify the private placement, the Company will be obligated to repay that portion of the Notes which requires the issuance of Common Stock exceeding the 20% limitation at 125% of the principal amount of such Notes together with accrued interest thereon.

Reference is made to made to the Private Placement Purchase Agreement dated February 24, 1998, among the Company, George Karfunkel, Michael Karfunkel, Huberfeld Bodner Family Foundation, Inc., Laura Huberfeld/Naomi Bodner Partnership and Ace Foundations, Inc., and the Convertible Restated Notes and Convertible notes filed as Exhibits to the Company's Current Report on Form 8-K dated and filed on March 12, 1998, for all of the terms and conditions thereof.

Reference is also made to the Securities Purchase Agreement, the Certificate of Designation and the Registration Rights Agreement among the Company, George Karfunkel, Michael Karfunkel, Huberfeld Bodner Family Foundation, Inc. and Laura Huberfeld/Naomi Bodner Partnership filed as Exhibits to the Company's Current Report on Form 8-K dated and filed on July 29, 1998 for all of the terms and conditions thereof.

Board Recommendation

	The Board believes that the issuance of shares of Common Stock upon conversion of the Convertible Notes, the issuance of share of Convertible Preferred Stock upon conversion of the Convertible Restated Notes and the issuance of Common Stock upon exercise of the Warrants issued in the private placement without regard to the limits of Nasdaq Rule 4460(i) would be in the best interests of the Company rather than being required to pay the Noteholders. The Board believes that a forced payment by the Company may occur at a time when the Company might not have, and could not raise, the funds necessary to make such payment. The Board believes that it is in the Company's best interest to have the ability to retain cash for the use of the Company for other purposes.

	Ratification of the private placement requires the affirmative vote of the holders of shares representing a majority of the outstanding shares of Common Stock and entitled to vote thereon. The Board of Directors strongly recommends that the stockholders approve the private placement. Unless instructed to the contrary, the enclosed proxy will be voted in favor of this proposal.


PROPOSAL 4:

RATIFICATION OF THE PRIVATE PLACEMENT OF UP TO
$15 MILLION 6% CONVERTIBLE PREFERRED STOCK

On March 24, 1998, the Company entered into a Convertible Preferred
Stock Purchase Agreement with JNC Opportunity Fund Ltd. ("JNC"), an institutional investor, in direct and private negotiations, under the terms of which JNC agreed to purchase up to $15 million in convertible preferred stock of the Company ("Convertible Preferred Stock"), of which $5 million was funded on March 24, 1998 ("Initial Tranche") and $5 million was funded on May 7, 1998 ("Second Tranche"). The agreement further provides that at JNC's election, it may purchase an additional $5 million in Convertible Preferred Stock of the Company ("Third Tranche").

The Preferred Stock is entitled to a dividend of 6% per annum, payable quarterly in Common Stock and is convertible, together with accrued dividends, at a conversion price equal to 120% of the average closing bid price for 5 trading days immediately preceding the closing date or 85% of the average of the three lowest closing prices per share of Common Stock for the 25 trading days preceding the conversion notice. The Convertible Preferred Stock is redeemable at the option of the Company at the then applicable conversion price. In addition, JNC received five-year warrants to purchase 149,522 shares of Common Stock at a purchase price of $6.89 per share for the Initial Tranche and five-year warrants to purchase 149,522 shares of Common Stock at a purchase price of $5.85 per share for the Second Tranche. The Company paid a finder's fee of 10% of the gross proceeds of the Initial and Second Tranches to Wharton Capital Ltd. ("Wharton"), a New York-based financial consulting firm and an unaffiliated individual.
Wharton Capital also received five-year warrants to purchase 62,500 shares of Common Stock at a purchase price of $6.89 per share in the Initial Tranche and five-year warrants to purchase 62,500 shares of Common Stock at a purchase price of $5.85 per share for the Second Tranche.

The purchase, at JNC's election, of the Third Tranche of $5 million of Convertible Preferred Stock is subject to the satisfaction of certain conditions, including, but not limited to the following. For the thirty trading days prior to the purchase (i) the per share market value of the Common Stock must be at least $4.00 per share and (ii) the average weekly dollar volume of the Common Stock must be at least $1 million.

On July 16 and July 17, 1998, JNC converted 50 shares of 6% Series A Convertible Preferred Stock into 169,266 shares of Common Stock of the Company.

Pursuant to Nasdaq Rule 4460(i), stockholder approval is required when a National Market listed company issues common stock in a private placement equal to 20% or more of the number of shares of common stock outstanding before the issuance at a price which is lower than the higher of book value or market value of the Common Stock.. Since the number of shares of Common Stock issuable upon the conversion of the Preferred Stock is not determinable, the Company may be required to issue an amount of shares upon conversion of the Preferred Stock which equals or exceeds the 20% limitation requiring stockholder approval. In addition, since the transactions contemplated by the closing of the Third Tranche will be combined with the closings of the First and Second Tranches for purposes of Rule 4460(i), the Company must obtain stockholder approval to ensure that it may accept the Third Tranche if the other conditions thereof are met.

	The Company's Form S-3 Registration Statement covering the sale by JNC of the shares of Common Stock issuable upon conversion of the Preferred
Stock and exercise of the Warrants in addition to other shares of Common
Stock to be sold by selling stockholders was declared effective by the Securities and Exchange Commission on June 2, 1998.

	The terms of the Certificates of Designation with respect to the Preferred Stock provide that if on any Conversion Date the Preferred Stockholder is unable to convert any of shares of Preferred Stock because the Company has not complied with the Nasdaq Rule, the converting Stockholder has the option to require the Company to pay such Stockholder an amount equal to the Discount Equivalent or Mandatory Redemption Amount, as provided in the Certificates of Designation filed by the Company with the Secretary of State of Delaware. Reference is made to made to the Convertible Preferred Stock Purchase Agreement between the Company and JNC filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and to the Certificates of Designation as part of the Company's Certificate of Incorporation, filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, for all of the terms and conditions thereof.

Board Recommendation

	The Board believes it would be in the best interests of the Company if it could issue the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and exercise of the warrants by JNC rather than redeem the Convertible Preferred Shares. The Board believes that a forced payment by the Company may occur at a time when the Company might not have, and could not raise, the funds necessary to make such payment. The Board desires to have the ability to retain cash for the use of the Company for other purposes. In addition, the Board believes it is in the best interests of the Companyto obtain approval of this proposal so that it may consummate the closing of the Third Tranche, if and when the other conditions thereof are satisfied.

	Ratification of the private placement requires the affirmative vote of the holders of shares representing a majority of the outstanding shares of Common Stock and entitled to vote thereon. The Board of Directors strongly recommends that the stockholders approve the private placement. Unless instructed to the contrary, the enclosed proxy will be voted in favor of this proposal.

PROPOSAL 6:

AMENDMENT TO THE COMPANY'S
1997 STOCK OPTION PLAN

	The Company presently maintains the USCI, Inc. 1997 Stock Option Plan (the "1997 Option Plan"), which was originally adopted by the Company's stockholders on June 26, 1997. On May 18, 1998, the Board of Directors adopted an amendment to the 1997 Option Plan to increase the number of shares of Common Stock issuable under the 1997 Option Plan by 1,000,000 to 1,750,000. As of May 18, 1998, options to purchase 505,000 shares had been granted and are outstanding under the 1997 Option Plan. The proposed amendment changes only the number of shares available under the 1997 Option Plan; the other provisions of the 1997 Option Plan are not affected by the proposed amendment.

Principal Provisions

	The principal provisions of the 1997 Option Plan are as follows:

	Eligibility. All employees and directors of the Company and its subsidiaries, and consultants and advisors thereto, are eligible to receive options under the 1997 Option Plan. Options granted under the 1997 Option plan to employees may be designated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be designated as options not intended to ISOs ("non-qualified stock options"). Options granted to directors who are not full-time employees of the Company or its subsidiaries and to consultants and advisors will be non-qualified stock options. Approximately 270 individuals were eligible to receive options under the 1997 Option Plan as of May 1, 1997.

	Term of 1997 Option Plan. No option may be granted under the 1997 Option Plan after March 19, 2007.

	Administration. The 1997 Option Plan is administered by the Compensation and Personnel Committee of the Board of Directors (the "Committee") which determines the persons to whom, and the times and prices at which, an option will be granted, the number of shares subject to the option and the terms and provisions of the option agreement, and which interprets and construes the terms of the 1997 Option Plan.

	Term of Options. All options terminate on the earliest of: (a) the expiration of the term specified in the option document, which may not exceed ten years from the date of grant; (b) the expiration of three months from the date an option holder's employment or service with the Company or its subsidiaries terminates for any reason other than disability, death or as set forth in clauses (d) and (e) below); (c) the expiration of one year from the date an option holder's employment or service with the Company or its subsidiaries terminates by reason of such option holder's disability or death; (d) the date upon which a determination is made by the Committee that the option holder has breached his employment or service contract with the Company or its subsidiaries, has been engaged in any sort of disloyalty to the Company or its subsidiaries or has disclosed trade secrets or confidential information of the Company or its subsidiaries; or (e) the date set by the Committee to be an accelerated expiration date in the event of a liquidation or dissolution of the Company or its subsidiaries. The Committee, in its discretion, may provide for additional limitations on the term of any option.

	Option Price. The option price for non-qualified options may be less than, equal to or greater than the fair market value of the shares subject to the option on the date that the option is granted, and for ISOs shall be at least 100% of the fair market value of the shares subject to the option on the date that the option is granted.

	Certain Rules for Certain Stockholders. If an ISO is granted to an employee who then owns, directly or by attribution under the Code, shares possessing more than 10% of the total combined voting power of all classes of shares of the Company's capital stock, the term of the option may not exceed five years and the option price must be at least
110% of the fair market value of the shares on the date that the option is granted.

	Limitation on ISO Grants. To the extent that the aggregate fair market value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which ISOs under all stock option plans of the Company and its subsidiaries are exercisable for the first time by an option holder during any calendar year exceed
$100,000, such options shall be treated as non-qualified options.

	Payment. An option holder may pay for shares covered by an option in cash or by certified or cashier's check payable to the order of the Company, by payment through a broker in accordance with Regulation T of the Federal Reserve Board or by such other mode of payment as the Committee may approve, including payment in whole or in part in shares of the Company's Common Stock, based on the fair market value of such Common Stock at the time of payment.

	Option Document; Restriction on Transferability. All options will be evidenced by a written option document containing provisions consistent with the 1997 Option Plan and such other provisions as the Committee deems appropriate. No option granted under the 1997 Option
Plan may be transferred, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or in Title I of the Employee Retirement Income
Security Act of 1974, as amended.

	Provisions Relating to a "Change of Control." Notwithstanding any other provision of the 1997 Option Plan, upon the occurrence of a "Change of Control," all options granted pursuant to the 1997 Option
Plan will become immediately exercisable.

		A "Change of Control" will occur under the 1997 Option Plan upon requisite approval by stockholders (or, if such approval is not required, by the Board of Directors) of a plan of liquidation or dissolution or the sale of substantially all of the assets of the Company. Subject to certain exceptions, a "Change of Control" will also occur upon requisite approval by the Company's and the other constituent corporation's stockholders (or, if such approval is not required, by the respective Boards of Directors) of the merger or consolidation of the Company with or into such other constituent corporation. In addition, a Change of Control will occur if certain entities, persons or groups specified in the 1997 Option Plan have become beneficial owners of or have obtained voting control over more than 30% of the outstanding shares of the Company's Common Stock or on the first day upon which a majority of the Board of Directors consists of persons who have been members of the Board for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

	Amendments to option documents and the 1997 Option Plan. Subject to the provisions of the 1997 Option Plan, the Committee may amend an option document, subject to the option holder's consent if the amendment is not favorable to the option holder or is not being made pursuant to provisions of the 1997 Option Plan relating to acceleration of the expiration date in the event of liquidation or dissolution of the Company. The Board of Directors may amend the 1997 Option Plan from time to time in such manner as it may deem advisable without further action by the Company's stockholders except to the extent required under applicable law.

	Tax Aspects of the 1997 Option Plan. The following discussion is intended to briefly summarize the general principles of federal income tax law applicable to options granted under the 1997 Option Plan. A recipient of an ISO will not recognize taxable income upon either the grant or exercise of an ISO. The option holder will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO, provided the option holder does not dispose of those shares within two years from the date the ISO was granted or within one year after the shares were transferred to such option holder. Currently, for regular federal income tax purposes, long-term capital gain is taxed at a maximum rate of 28%, while ordinary income may be subject to a maximum rate of 39.6%. If the option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

	As a general rule, if the option holder disposes of the shares before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (i) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition; and
(ii) the adjusted basis of the shares, and the Company will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

	The amount by which the fair market value of a share at the time of exercise exceeds the option price will be included in the computation of such option holder's "alternative minimum taxable income" in the year the option holder exercises the ISO. Currently, the alternative minimum tax rate is 24%. If an option holder pays alternative minimum tax with respect to the exercise of an ISO, then the amount of such tax paid will be allowed as a credit against regular tax liability in subsequent years. The option holder's basis in the shares for purposes of the alternative minimum tax will be adjusted when income is included in alternative minimum taxable income.

	A recipient of a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Such an option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such options over the exercise price of the option, and the Company will be allowed a deduction in that amount. Upon disposition of the shares subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in the shares subject to the option (which basis ordinarily is the fair market value of the shares subject to the option on the date the option was exercised).

	The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and does not purport to be a complete description of the federal tax aspects of the 1997 Option Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1997 Option Plan and the sale or other disposition of shares acquired upon exercise of options.

Board Recommendation

	The 1997 Option Plan is intended to recognize the contributions made to the Company by its employees, members of the Board of Directors and certain consultants and advisors to the Company, to provide such persons with additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock. The Board of Directors recommends that stockholders vote FOR the Amendment to the 1997 Option Plan. Unless instructed to the contrary, the enclosed proxy will be voted in favor of the proposed Amendment. The affirmative vote by the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required to approve the adoption of the 1997 Option Plan.


PROPOSAL 7:

ADOPTION OF THE COMPANY'S
1998 STOCK PURCHASE PLAN

	On January 21 1998, the Board of Directors of the Company adopted the USCI, Inc. 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") and allocated 250,000 shares of Common Stock of the Company, par value $.0001 per share, to be reserved for issuance and sale thereunder, subject to the approval of the Company's shareholders. The purpose of the 1998 Purchase Plan is to provide eligible employees of the Company with the opportunity to purchase the Company's Common Stock through payroll deductions. In order to qualify for treatment as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, the 1998 Purchase Plan must, among other things, be approved by the holders of a majority of the Company's outstanding shares of Common Stock within 12 months after its adoption by the Board of Directors.

Description of the USCI, Inc. 1998 Employee Stock Purchase Plan

	The following description of the 1998 Purchase Plan is a summary of its terms. The full text of the 1998 Purchase Plan is included herein as Appendix "A."

Under the terms of the 1998 Purchase Plan, shares of the Company's Common Stock will be offered to eligible employees who elect to participate in the 1998 Purchase Plan.

Participation is voluntary for any employee of the Company who has completed one (1) year of continuous service or has been employed at least two (2) years with the Company.

Participants will elect to have a portion of their salary (not more than 10% and not less than 2%) withheld for purposes of purchasing shares of Common Stock on their behalf. Any participant who has not discontinued his payroll deductions will have his payroll deductions used to purchase Common Stock of the Company on his behalf. The aggregate number of shares of Common Stock which may be purchased by all eligible employees pursuant to the 1998 Purchase Plan is 250,000 shares. Such shares may be authorized but unissued shares of Common Stock or shares purchased by the Company in the open market.

The purchase price at which Common Stock of the Company will be sold to a participant will be determined by the Administrative Committee which will not be less than 85% of the lesser of (a) the fair market value of the shares on the first business day in an Offering Period; or (b) the fair market value of the shares on the last business day of such Offering Period.

The Board may at any time amend or terminate the 1998 Purchase Plan except that no amendment may accomplish any of the following without the approval of the Company's shareholders: (a) Increase the number of shares reserved for purposes of the Plan or (b) Allow any person who is not an eligible employee to become a participant.

Board Recommendation

	The purpose of the 1998 Purchase Plan is to provide eligible employees of the Company, and its subsidiaries whose employees are permitted to participate in the 1998 Purchase Plan, with an opportunity to purchase
Common Stock of the Company, and thereby, acquire a proprietary interest in the Company. The Plan provides an entirely voluntary method of purchasing shares of Common Stock of the Company in convenient installments by payroll deductions. Its operation should bring about increasing mutuality of interests between employees and stockholders and thus aid in the continued development of the Company. In addition, the Plan will provide a readily available savings and investment program to assist in accumulating financial security for the future, although permitting earlier withdrawals. The approval of the proposed 1998 Purchase Plan requires the affirmative vote of the holders of shares representing a majority of the outstanding shares of Common Stock and entitled to vote thereon. The Board of Directors recommends that stockholders vote FOR the 1998 Purchase Plan. Unless instructed to the contrary, the enclosed proxy will be voted in favor of adopting the 1998 Purchase Plan.

	PROPOSAL 8:

	RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS

	The Board of Directors has concluded that the continued employment of Arthur Andersen LLP will be in the Company's best interest and recommends that the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998 be ratified and approved.

	Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

	The Company has been advised by Arthur Andersen LLP that neither the firm nor any of its partners has any material direct or any indirect financial interest in the Company.

Board Recommendation

	The affirmative vote by the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required to ratify the appointment of Arthur Andersen LLP as independent accountants.

	The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Arthur Andersen LLP as independent public accountants.

	EXPENSE OF SOLICITATION

	All costs connected with the solicitation of Proxies will be borne by the Company. Brokers and other persons holding stock for the benefit of others will be reimbursed for their expenses in forwarding Proxies and accompanying material to the beneficial owners of such stock and obtaining their Proxies. Solicitation will be made by mail, telephone, telegraph or otherwise, and some of the directors, officers and regular employees of the Company may assist in the solicitation without additional compensation.

	STOCKHOLDERS' PROPOSALS

	If a stockholder wishes to present a proposal to be voted on at the 1999 Annual Meeting, the proponent must, at the time the proposal is submitted, be a record or beneficial owner of at least one (1%) percent or One Thousand ($1,000.00) Dollars in market value of the class of securities entitled to vote at the meeting and have held such securities for at least one (1) year, and such stockholder must continue to own such securities through the date on which the 1999 Annual Meeting is held. The proposal, in order to be included in the management proxy statement, must be received at the Company's executive offices no later than February 1, 1999. In order to remove any question as to the date on which a proposal was received by the Board of Directors, it is suggested that proposals be submitted by certified mail, return receipt requested.

	OTHER MATTERS THAT MAY COME BEFORE THE MEETING

	The Board of Directors knows of no other matters which may be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote according to their best judgment.

	Stockholders are requested to date, sign and return the Proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person if you so desire, otherwise your Proxy will be voted for you.


						By Order of the Board of Directors

						Bruce A. Hahn, Chairman

August __, 1998
Norcross, Georgia

										APPENDIX A











	USCI, INC








	Employee Stock Purchase Plan

	USCI, INC.

	1998 EMPLOYEE STOCK PURCHASE PLAN

	Article 1

	Introduction

	Section 1.01 Establishment and Purpose of Plan. The USCI, Inc. 1998 Employee Stock Purchase Plan ("Plan") is established to provide eligible employees of USCI, Inc. (the "Corporation"), and its subsidiaries whose employees are permitted to participate in the Plan, with an opportunity through payroll deductions to purchase common stock of the Corporation and, thereby, acquire a proprietary interest in the Corporation. It is believed that the Plan will stimulate employee participation in ownership which will be to the mutual benefit of both the Corporation and its employees.

	Section 1.02 Internal Revenue Code Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended ("Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE II

Definitions

	Whenever used herein, the following words and phrases shall have the meaning stated below unless a different meaning is plainly required by the context.

	Section 2.01 "Administrative Committee" means the committee appointed by the Board of Directors to administer the Plan, as provided in Section 8.03 hereof.

	Section 2.02 "Board of Directors" means the Board of Directors of the Corporation.

	Section 2.03 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

	Section 2.04 "Compensation" with respect to any Employee means the total regular salary or wages paid, during the period of reference, to an Employee by an Employer.  For purpose of this
Section, the determination of Compensation shall be made by:

(a) excluding reimbursements or other expense allowances, fringe benefits (cast or non-cash), moving expenses, deferred compensation and welfare benefits;

(b) excluding overtime, bonuses and commissions; and

(c) including amounts which are contributed by an Employer pursuant to a salary reduction agreement under any Code
Section 125 or 401 (k) plan sponsored by the Employer.

	Section 2.05 "Continuous Service" means the designated periods of time immediately preceding the Offering Date during which the Employee has been employed by an Employer and during which there has been no interruption of the Employee's employment with the Employer. For this purpose, periods of Excused Absence shall not be considered interruptions of Continuous Service.

	Section 2.06 "Corporation" means USCI, Inc., a Delaware corporation.

	Section 2.09 "Eligible Employees" means each individual who, on an Offering Date is:

(a) An Employee of an Employer; and

(b) Has completed with the Employer at least one (1) year of Continuous Service or has been employed at least two (2) years.

Notwithstanding the foregoing to the contrary, any individual who is deemed for purposes of Section 423(b)(3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of an Employer or of its parent or subsidiary corporation shall not be eligible to participate in the Plan.

	Section 2.10 "Employee" means each individual employed by an Employer.

	Section 2.11 "Employer" means the Corporation and any current or future parent and/or subsidiary corporation as defined in Sections 424(e) and 424(f) of the Code that, with the consent of the Board of Directors, is permitted to have its employees become participants herein.

	Section 2.12 "Enrollment Form" means the instrument prescribed by the Administrative Committee pursuant to which an Eligible Employee enrolls to be a Participant in the Plan.

	Section 2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

	Section 2.14 "Excused Absence" means absence pursuant to a leave of absence granted by an Employer, absence due to disability or illness, absence by reason of a layoff, or absence by reason of active duty in the armed forces of the United States. In no event may an Excused Absence exceed twelve (12) weeks in length (or, if longer and if applicable, the period of the individual's active duty in the armed forces of the United States and such period thereafter as such individual's right to reemployment by the Employer is protected by law), and any absence shall cease to be an Excused Absence upon the earlier of (i) the last day of the calendar month in which the duration of the absence reaches twelve (12) weeks or (ii) the last day of the calendar month in which the leave expires by its terms, the layoff ends by recall or permanent separation from service, or recovery from illness or disability occurs.

	Section 2.15 "Exercise Date" shall mean the last day of each Offering Period of the Plan if such date is a regular business day or the first regular business day thereafter. A different date may be set by the Administrative Committee.

	Section 2.16 "Market Value" per share of Stock shall mean the following: If the Stock is traded in a public market, then the Market Value per share shall be, if the Stock is listed on a national securities exchange or included in the Nasdaq National Market, the last reported sale price thereof on the relevant date or, if the Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable, or, if not so reported, as determined by the Administrative Committee, which determination shall be conclusive and binding on all persons.

	Section 2.17 "Offering" means the offering of shares of Stock under the Plan.

	Section 2.18 "Offering Date" shall mean the first day of each Offering Period of the Plan if such date is a regular business day or the first regular business day thereafter. A different date may be set by the Administrative Committee.

	Section 2.19 "Offering Period" shall have the meaning set forth in paragraph (a) of Section 4.02 hereof.

	Section 2.20 "Participant" means each Eligible Employee who elects to participate in the Plan through the execution of an Enrollment Form.

	Section 2.21 "Plan" means the USCI, Inc. 1998 Employee Stock Purchase Plan, as the same is set forth herein and may hereafter be amended.

	Section 2.22 "Stock" means the common stock of the Corporation.

	Section 2.23 "Stock Purchase Account" means a non-interest bearing account consisting of al amounts withheld from a Participant's Compensation for the purpose of purchasing shares of Stock for such Participant under the Plan reduced by all amounts applied to the purchase of Stock for such Participant under the Plan. The amounts withheld shall be deposited with the general funds of the Corporation and may be used by the Corporation for any corporate purpose. No interest shall be paid or payable with the respect to any amount held in a Participant's Stock Purchase Account.

ARTICLE III

Participation

	Section 3.01 Initial Participation. Any Employee who is an Eligible Employee on an Offering Date shall become a Participant in the Offering Period that begins on that Offering Date by executing and delivering to the Administrative Committee an Enrollment Form on or no more that thirty (30) days prior to that Offering Date. An Eligible Employee who does not timely execute and deliver an Enrollment Form for an Offering Period shall not participate in the Pan for that Offering Period of for any subsequent Offering Period unless such Eligible Employee executes and delivers a timely Enrollment Form for a subsequent Offering Period.

	Section 3.02 Continued Participation. A Participant shall automatically participate in each successive Offering Period until such time as such Participant's participation is ended as provided herein. A Participant is not required to file any additional Enrollment Forms for subsequent Offering Periods in order to continue to participate in the Plan.

 	Section 3.03 Voluntary Discontinuance of Participation. Any Participant may voluntarily withdraw from the Plan by executing and delivering a notice of withdrawal with the Administrative Committee. The withdrawal shall be effective upon receipt, except that any withdrawal received on an Exercise Date will be effective on the next day. The amount, if any, standing to the Participant's credit in his Stock Purchase Account shall be refunded to the Participant within thirty (30) days of the date of withdrawal.

	Section 3.04 Automatic Discontinuance of Participation. If a Participant ceases to be an Eligible Employee, the Participant's participation in the Plan shall immediately end, except that if such date is the Exercise Date, the withdrawal shall be effective on the next day. The amount, if any, standing to the Participant's credit in his Stock Purchase Account shall be refunded to the Participant within thirty (30) days of the date of withdrawal.

	Section 3.05 Readmission to Participation. Any Employee who has previously been a Participant, whose participation has been discontinued, and who desires to be reinstated as a Participant, may again become a Participant by executing and delivering to the Administrative Committee an Enrollment Form on or no more than thirty
(30) days prior to any Offering Date, and in such event, the Employee shall again become a Participant on that Offering Date. The Employee may not resume participation in the Plan during the Offering Period in which his participation ended.

ARTICLE IV

Stock Purchase

	Section 4.01 Reservation of Shares. There shall be 250,000 shares of Stock reserved for the Plan. Subject to adjustment in accordance with the anti-dilution provisions hereinafter se forth in
Section 5.02, the aggregate number of shares that may be purchased under the Plan shall not exceed the number of shares reserved for the Plan. The shares of Stock may be (i) treasury or newly issued shares of the Corporation or (ii) purchased by the Corporation on the open market.

	Section 4.02 Offering Periods/Grant of Option.

		(a)	The Plan shall be implemented by one offering during
each six-month period (each, an "Offering Period"). Offering Periods shall commence on or about May 1 and November 1 of each year as determined by the Board; provided, however, that the first Offering
Period under the Plan may be less than six months. The Administrative Committee shall have the power to change the duration of Offering
Periods with respect to future offerings without shareholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected.

		(a)	On each Offering Date, an option shall be given to
each Participant to purchase that number of shares of Stock arrived at by dividing the total amount of the Participant's expected payroll deductions during the Offering Period (determined by multiplying the payroll deductions withheld during the first pay period of the Offering Period by the number of pay periods during the Offering
Period) by the Market Value of the shares of Stock on that date as determined by the Administrative Committee.

	Section 4.03 Limitation on Shares Available. The maximum number of shares of Stock that may be purchased for each Participant on an Exercise Date is the lesser of (i) the maximum number of shares which the Participant may purchase under Section 4.02, (ii) the number of shares of Stock that can be purchased by applying the full balance of the Participant's Stock Purchase Account to such purchase of shares at the Purchase Price (as hereinafter determined) or (iii) the Participant's proportionate part of the maximum number of shares of Stock available within the limitation established by the maximum aggregate number of such shares reserved for the Plan, as stated in
Section 4.01 hereof. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any Offering hereunder would be deemed for the purposes of Section 423(b)(3) of the Code to own stock (including any number of shares that such person would be entitled to purchase hereunder) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of an Employer, the maximum number of shares that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of Stock that such person is so deemed to own (excluding any number of shares that such person would be entitled to purchase hereunder), is one less than such five percent (5%). Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the foregoing limitation shall remain in the Participant's Stock Purchase Account for application to the purchase of Stock in the next Offering (unless properly withdrawn).

	Section 4.04 Purchase Price of Shares. The Purchase Price at which shares of Stock shall be sold in any Offering under the Plan shall be set by the Administrative Committee; provided, however, that the purchase price per share of Stock shall not be less than eighty-five percent (85%) of the lesser of (i) the Market Value per share of Stock on the Offering Date or (ii) the Market Value per share of Stock on the Exercise Date. Unless otherwise provided by the Administrative Committee prior to the commencement of an Offering Period, the purchase price for an Offering Period shall be as set forth above, plus any transfer or other fees imposed on the transaction pursuant to which such share of Stock is purchased. In no event shall the Purchase Price be less than the par value of the Stock.

	Section 4.05 Exercise of Purchase Privilege.

		(a)	Subject to the provisions of Section 4.03 and of
paragraph (b) of this Section 4.05, if on any Exercise Date there is an amount standing to the credit of the Participant in the Participant's Stock Purchase Account, there shall be purchased for the Participant at such Purchase Price the number of whole shares of Stock as can be purchased with the amount then standing to the Participant's credit in the Stock Purchase Account. Each such purchase shall be deemed to have occurred on the Exercise Date occurring at the close of the Offering Period for which the purchase was made.

		(b)	As determined in accordance with Section 423(b) (8) of
the Code, no Participant shall be granted an option which permit his or her rights to purchase shares of Stock under this Plan and any similar plans of the Employer to accrue at a rate which exceeds
Twenty-Five Thousand Dollars ($25,000) Market Value of such shares
(determined at the time such option is granted) for each calendar year in which such option is outstanding any time.

		(c)	As soon as practicable following the end of each
Offering Period, the Participant shall receive a Plan Account statement setting forth the amount of payroll deductions, the purchase price, the number of shares of Stock purchased and the remaining cash balance, if any.

	Section 4.06 Establishment of Stock Purchase Account.

		(a)	Payroll Deductions.  Each Participant shall authorize
payroll deductions from Compensation for the purpose of funding his Stock Purchase Account. In the Enrollment Form, each Participant shall authorize a deduction from each payment of his Compensation, which deduction shall not be more than ten percent (10%) of the gross amount of such payment, rounded to the next highest whole dollar amount. The minimum deduction for a Participant is two percent (2%) per paycheck. Payroll deductions shall commence on the first pay day during the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

		(b)	Change in Payroll Deduction Rate.  A Participant may
decrease (but not increase) the rate of payroll deductions during an Offering Period by filing with the Corporation a new authorization for payroll deductions, in which case the new rate shall become effective within fifteen (15) business days after the Corporation's receipt of the authorization. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more that one change may be made in any Offering Period. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Corporation a new Enrollment Form on or prior to the Offering Date with respect to such subsequent Offering
Period.

	Section 4.07 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's Stock Purchase Account. As of each Exercise Date, the amount standing to the credit of each Participant in the Stock Purchase Account on the Exercise Date for the Offering that expires on such Exercise Date shall be charged with the aggregate Purchase Price of the whole number of shares of Stock purchased by such Participant on the Exercise Date. The remaining balance standing to the Participant's credit in the Stock Purchase Account shall remain credited to such Stock Purchase Account for the next succeeding Offering under the Plan, if any, and, if none, shall be refunded to the Participant within thirty (30) days of the Exercise Date. No interest shall be paid or payable with respect to any amount held in the Participant's Stock Purchase Account.

	Section 4.08 Share Ownership. The shares of Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Corporation shall inure to the Participant with respect to such shares. Shares of Stock purchased by a Participant shall be represented by one or more global certificates registered in the name of the Administrative Committee or its nominee as agent for Participants in the Plan and credited to the account of each Participant as appropriate

	Section 4.09 Issuance of Certificates to a Participant.

		(a)	The Corporation shall issue certificates for shares of
Stock credited to a Participant's account upon the Participant's written request. Such shares shall then be issued to the participant and withdrawn from his/her account under the Plan. Certificates for fractional shares will not be issued.

		(b)	Upon a Participant ceasing to be a Participant in the
Plan, the Corporation shall cause to be issued certificates for shares purchased by the Participant and deliver such certificates to the Participant within thirty (30) days of the Participant's withdrawal from the Plan. Certificates for fractional shares will not be issued.
 Any fractional shares will be paid for in cash by the Corporation upon a Participant's withdrawal. The cash payment for any fractional share shall be based on the Market Value per share on the next business day on which the Stock is trading following the day on which the withdrawal request is effectively processed by the Corporation.

ARTICLE V

Special Adjustments

	Section 5.01 Shares Unavailable. If, on any Exercise Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur:

		(a)	The number of shares that would otherwise be purchased
by each Participant shall be proportionately reduced on the Exercise
Date in order to eliminate such excess;

		(b)	The Plan shall automatically terminate immediately
after the Exercise Date as of which the supply of available shares is exhausted; and

		(c)	Any amount remaining in the Stock Purchase Account of
each of the Participants shall be repaid or produced within thirty
(30) days.

	Section 5.02 Anti-Dilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt or consideration by the Corporation. Any such adjustment shall be made by the Administrative Committee acting with the consent of, and subject to the approval of, the Board of Directors.

	Section 5.03 Effect of Certain Transactions. Subject to any require action by the shareholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation, any Offering hereunder shall pertain to and apply to the shares of Stock of the Corporation. However, in the event of a dissolution or liquidation of the Corporation, or of a merger or consolidation in which the Corporation is not the surviving or resulting corporation, the Plan and any Offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance then standing to the credit of each Participant in the Stock Purchase Account shall be returned to the Participant.

ARTICLE VI

Restrictions on Participants
Subject to Short-Swing Profit Rules

	Notwithstanding any provision of this Plan to the contrary, with respect to Participants subject to Section 16 of the Exchange Act, all transactions in shares of Stock must be transacted in accordance with
Section 16 of the Exchange Act and the rules promulgated thereunder.
To the extent any provision of the Plan or action by the Administrative Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrative Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision shall be deemed automatically to be incorporated by reference into the Plan.

ARTICLE VII

Approval of Stockholders

	This Plan shall be subject to approval by the holders of the common stock of the Corporation at a duly called meeting of the stockholders, which approval must occur within the period ending twelve (12)months after the date on which this Plan was adopted by the Board of Directors.

ARTICLE VIII

Miscellaneous

	Section 8.01 Non-Alienation. The option or right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime while employed, except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the time the Corporation becomes aware of the Participant's death, including shares of Stock purchased as of that date or prior thereto with moneys withheld from the Participant's Compensation.

	Section 8.02 Administrative Costs. The Corporation shall pay all administrative expenses associated with the operation of the Plan. No administrative charges shall be levied against the Stock Purchase
Accounts of the Participants.

	Section 8.03 Administrative Committee. The Board of Directors shall appoint an Administrative Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Administrative Committee has the authority to delegate the day-to-day administration of the Plan. Each member of the Administrative Committee shall be a "disinterested person" as such term is defined in Rule 16b-3 under the Exchange Act.
 The members of the Administrative Committee are not eligible to participate in the Plan. The Administrative Committee's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

	Section 8.04 Amendment of the Plan. The Board of Directors may, at any time and from time to time, amend the Plan in any respect, except that no amendment may accomplish any of the following without the approval of the Corporation's shareholders:

		(a)	increase the number of shares reserved for purposes of
the Plan; or

		(b)	allow any person who is not an Eligible Employee to
become a Participant.

	Section 8.05 Repurchase of Stock. The Corporation shall not be required to purchase of repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

	Section 8.06 Notice. An Enrollment Form and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Administrative Committee and shall be effective only when received by the Administrative Committee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to USCI, Inc., 6115-A Jimmy Carter Blvd., Norcross, Georgia 30071, Attention:
Human Resources Manager. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Administrative Committee.

	Section 8.07 Government Regulation. The Corporation's obligation to sell and to deliver the Stock under the Plan is at all time subject to al approvals of any governmental authority required in connection with authorization, issuance, sale or delivery of such Stock.

	Section 8.08 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

	Section 8.09 Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware, to the extent such laws are not in conflict with, or superseded by, federal law.

Section 8.10 Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Employee the right to continue in the employment of the Corporation or any subsidiary or affect any right which the Corporation or any subsidiary may have to terminate the employment of such Employee.

PROXY

                           USCI, INC.
               1998 ANNUAL MEETING OF STOCKHOLDERS
   This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Leonard R. Glass and Robert J. Kostrinsky and each of them, the true and lawful attorneys and agents for the undersigned, with full power of substitution, for and in the name of the undersigned, to act for the undersigned and vote all stock the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of USCI, Inc. to be held on _______, September __, 1998 at 9:00 a.m., local time, at the Grand Hyatt Hotel, 3300 Peachtree Rd., Atlanta, Georgia and at any and all adjournments thereof, on the matters listed on the reverse side of this card.

     The undersigned hereby acknowledges receipt of the Annual
Report to Stockholders for the Fiscal Year ended December 31,
1997, Proxy Statement and Notice of Annual Meeting dated August __,
1998.

               PLEASE VOTE AND SIGN ON OTHER SIDE
            AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.


(Please sign exactly as your name appears on your stock certificate. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the Proxy should be signed in full corporate or partnership name by a duly authorized officer or partner as applicable.)

Has your address changed?               Do you have any comments?

_____________________________          __________________________
_____________________________          __________________________
_____________________________          _________________________

[X]  PLEASE MARK YOUR VOTES                       USCI, INC.
     AS IN THIS EXAMPLE


(1) Election of the following nominees for the Board of Directors to serve until the Annual Meeting of Stockholders in 1999 and until each successor is duly elected and qualified.


FOR [ ]   WITHHOLD [ ]   Nominees: BRUCE A. HAHN
                                   EDGAR PUTHUFF
                                   JEROME S. BARON
                                    SALVATORE T. DIMASCIO
                                    STEPHEN PAZIAN

     Instruction: To withhold authority to vote for any individual nominee, check the "Withhold" box and strike a line through the nominee's name in the list at right. Unless authority to vote for all foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not struck.

(2)  Proposal to increase the number of authorized shares of
Preferred Stock to 1,005,000 from 5,000.
FOR  [  ]     AGAINST  [  ]     ABSTAIN  [  ]

(3)  Proposal to ratify the $5.5 million private placement of unsecured notes and warrants.
FOR  [  ]     AGAINST  [  ]     ABSTAIN  [  ]

(4) Proposal to ratify the private placement of up to $15 million 6% Convertible Preferred Stock and warrants.
FOR  [  ]     AGAINST  [  ]     ABSTAIN  [  ]

(5) Proposal to increase the number of shares issuable upon the exercise of options granted under the Company's 1997 Stock Option by 1,000,000 to 1,750,000.
FOR  [  ]     AGAINST  [  ]     ABSTAIN  [  ]

(6)  Proposal to adopt the Company's 1998 Stock Purchase Plan
FOR  [  ]     AGAINST  [  ]     ABSTAIN  [  ]

(7)   Ratify the appointment of Arthur Andersen LLP as the
independent accountants of the Company.
FOR  [  ]     AGAINST  [  ]     ABSTAIN  [  ]

(9) In their discretion, on any other matters which may properly come before the meeting or any adjournment thereof.

Mark the box at right if comments or address change have been noted on the reverse side of this card. [ ]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE STOCKHOLDER(S).  IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 9


Please be sure to sign and date this Proxy.
Date________________
Stockholder sign here_____________________________
Co-owner sign here________________________________